UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2015 (April 3, 2015)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Mary’s, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2015, Trans Energy, Inc., a Nevada corporation (the “Company”), and its wholly owned subsidiaries American Shale Development, Inc., a Delaware corporation (“ASD”), and Prima Oil Company, Inc., a Delaware corporation (“Prima”), along with Republic Energy Ventures, LLC, a Delaware limited liability company, Republic Partners VIII, LLC, a Texas limited liability company, Republic Partners VI, LP, a Texas limited partnership, Republic Partners VII, LLC, a Texas limited liability company, and Republic Energy Operating, LLC, a Texas limited liability company (collectively, the “Sellers”) entered into a Purchase and Sale Agreement (the “PSA”), pursuant to which the Sellers have agreed to sell certain interests located in Wetzel County, West Virginia, including 5,159 net acres held by the Company and the Company’s interest in twelve Marcellus producing wellbores, to TH Exploration, LLC, a Texas limited liability company (“Buyer”). Under the PSA, the Company expects to receive approximately $47.0 million in cash at closing, net of amounts used to repurchase certain overriding royalty interests from Wellbore Capital, which interests are to be included in the sale, and subject to customary adjustments as described in the PSA. The Company expects it will ultimately receive approximately $71.3 million in connection with the sale of its assets and the overriding royalty interests that are to be repurchased and included in the sale. The incremental funds are expected to be received upon the successful resolution of certain quiet title actions that are currently ongoing and the release of funds that will be held in escrow for a time following the closing.

The PSA contains customary representations, warranties and indemnities among the parties and the closing contemplated by the PSA is subject to the satisfaction of certain customary conditions as described therein. Additionally, the PSA provides Buyer with the opportunity to terminate the agreement and receive its deposit plus reimbursement for diligence expenses in the event that certain conditions are not met. There can be no assurance at this time that all of the conditions may be satisfied.

The sale of the Assets pursuant to the PSA is scheduled to close within approximately ninety days after the signing of the PSA and is to be effective as of October 1, 2014.

The foregoing descriptions of the PSA and the consideration payable hereunder do not purport to be complete and are qualified in their entirety by reference to the complete text of the PSA, a copy of which will be attached as an exhibit to the Company’s Form 10-Q for the period ending June 30, 2015.

Item 7.01.	Regulation FD Disclosure.

On April 9, 2015, the Company issued a press release announcing the signing of the PSA. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release of Trans Energy, Inc., dated April 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: April 9, 2015	By	/S/ JOHN G. CORP

John G. Corp
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Trans Energy, Inc., dated April 9, 2015